EXHIBIT 99.2

Consolidated Report to the Financial Community
Third Quarter 2006
(Released October 25, 2006) (Unaudited)

	HIGHLIGHTS	After-Tax EPS Variance Analysis	3rd Qtr.
		3Q 2005 Basic EPS - GAAP Basis	$1.01
▪	Normalized non-GAAP* earnings, excluding	Unusual Items - 2005	0.03
	unusual items, were $1.42 per share for the	3Q 2005 Normalized Earnings - Non-GAAP* Basis	$1.04
	third quarter of 2006, compared with $1.04	Distribution Deliveries	(0.05)
	per share for the third quarter of 2005.	Generation Revenues	(0.09)
	GAAP earnings were $1.41 per share	Fuel & Purchased Power	0.04
	compared with $1.01 per share in the	Postretirement Benefit Costs	0.01
	third quarter of 2005.	Ohio Regulatory Changes
		- Transition Cost Amortization	0.24
	3Q 2006 Results vs. 3Q 2005	- Deferred Distribution Costs	0.07
		- Deferred Fuel Costs	0.08
▪	Electric distribution deliveries declined 2%,	- Rate Stabilization Charge Discount	(0.09)
	primarily due to milder weather.	Deferred Transmission Costs - PA	0.10
	Cooling-degree-days were 20% lower than	Net MISO / PJM Transmission Costs	0.07
	the same period last year, but 4% above	Financing Costs	(0.04)
	normal. Residential deliveries decreased	Investment Income - NDT and COLI	(0.04)
	5%, while commercial and industrial	Income Tax Benefits	0.04
	deliveries each declined 1%. Lower	Reduced Common Shares	0.02
	distribution deliveries reduced earnings	Other	0.02
	by $0.05 per share.	3Q 2006 Normalized Earnings - Non-GAAP Basis*	1.42
		Unusual Items - 2006	(0.01)
		3Q 2006 Basic EPS - GAAP Basis	$1.41

▪
Total electric generation sales decreased 1%, as a 33% reduction in wholesale sales more than offset the 8% increase in retail sales. The change in generation sales mix resulted from returning Ohio shopping customers. Generation revenues, excluding JCP&L, reduced earnings $0.09 per share due to lower wholesale market prices and lower generation sales volume. Partially offsetting the reduction in generation revenues was a related decrease in fuel and purchased power costs. Fuel and related expense reductions increased earnings by $0.03 per share. Lower purchased power costs, excluding JCP&L, increased earnings by $0.01 per share, primarily due to a 2% decline in purchased volume and lower average wholesale prices compared to the same period last year.

▪	Postretirement benefit costs other than pensions increased earnings by $0.01 per share largely due to program changes in health care benefits being phased in through 2008.

▪
The impact of several elements of the Ohio rate plans that became effective in 2006 increased earnings by $0.30 per share. The major driver of this improvement was a $0.24 per share reduction in transition cost amortization. Other changes included the deferral of $0.07 per share of costs related to distribution reliability spending and the deferral of $0.08 per share of incremental fuel expense, partially offset by a $0.09 per share earnings reduction related to the Rate Stabilization Charge discount provided to shopping customers.

▪
The deferral of incremental transmission charges at Metropolitan Edison (Met-Ed) and Pennsylvania Electric (Penelec) increased earnings by $0.10 per share during the third quarter. Consistent with the companies’ petition, the Pennsylvania Public Utility Commission (PPUC) order does not grant rate recovery of these costs, but allows Met-Ed and Penelec the opportunity to seek recovery in the pending Rate Transition Plan filing.

▪	Net MISO/PJM transmission costs increased earnings by $0.07 per share, primarily due to lower congestion costs in the PJM market and higher MISO revenues.

▪
Total financing costs increased by $0.04 per share, primarily attributable to higher short-term borrowings to fund the accelerated share repurchase program, higher variable interest rates, and the absence of gains on reacquired debt that were realized in the third quarter of 2005.

▪	Lower nuclear decommissioning trust income of $0.05 per share was partially offset by higher income from corporate-owned life insurance which increased earnings by $0.01 per share.

▪	A change in estimated taxes payable related to the recently filed 2005 income tax return and the continuing phase-out of the Ohio income tax increased earnings by $0.04 per share.

▪	The reduction in shares outstanding, resulting from the accelerated share repurchase of 10.6 million shares in August, enhanced earnings per share by $0.02.

▪	Other included lower energy delivery expenses and non-electric commodity transactions.

▪
During the quarter, we recognized two unusual items. The first resulted from a PPUC order requiring Met-Ed and Penelec to discontinue an accounting methodology modification implemented in January 2006 (and effective for 2005) relating to deferred NUG purchased power costs. The pre-tax charge relating to costs deferred in 2005 under the revised methodology was $10 million, or $0.02 per share. The PPUC indicated that its order does not limit the companies' ability to petition for such an accounting modification and the companies have already filed such a petition. The second unusual item is related to a $0.01 per share benefit from the sale and impairment of non-core assets.

Revised 2006 Earnings Guidance*

▪
Normalized non-GAAP earnings guidance for 2006, excluding unusual items, has been revised to $3.75 to $3.85 per share from our previous normalized non-GAAP guidance of $3.65 to $3.85 per share. The increase toward the top half of the prior guidance reflects the strong performance during the third quarter.  With year-to-date normalized non-GAAP earnings now at $3.04 per share, our normalized non-GAAP earnings guidance for the fourth quarter is $0.71 to $0.81 per share.

▪	Total cash generation (non-GAAP) guidance for 2006 remains at $460 million, after capital expenditures and common dividends.

* The 2006 GAAP to non-GAAP reconciliation statements can be found on pages 10 and 11 of this report and are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir. The 2005 GAAP to non-GAAP reconciliation statements are also available on FirstEnergy Corp.'s website.

For additional information, please contact:

Ronald E. Seeholzer	Kurt E. Turosky	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Principal, Investor Relations
(330) 384-5783	(330) 384-5500	(330) 761-4239

Consolidated Report to the Financial Community - 3rd Quarter 2006                                      2

FirstEnergy Corp.
Consolidated Statements of Income
(Unaudited)
(In millions, except for per share amounts)

		Three Months Ended September 30,			Nine Months Ended September 30,
		2006	2005	Change	2006	2005	Change
	Revenues
(1)	Electric sales	$3,115	$3,117	$(2)	$8,179	$8,032	$147
(2)	FE Facilities	47	59	(12)	150	162	(12)
(3)	MYR	-	132	(132)	108	354	(246)
(4)	Other	239	196	43	594	549	45
(5)	Total Revenues	3,401	3,504	(103)	9,031	9,097	(66)

	Expenses
(6)	Fuel	344	336	8	929	849	80
(7)	Purchased power	973	951	22	2,377	2,266	111
(8)	Other operating expenses	748	806	(58)	2,182	2,239	(57)
(9)	FE Facilities	46	59	(13)	159	163	(4)
(10)	MYR	-	128	(128)	105	348	(243)
(11)	Provision for depreciation	153	152	1	445	444	1
(12)	Amortization of regulatory assets	243	366	(123)	665	983	(318)
(13)	Deferral of new regulatory assets	(153)	(125)	(28)	(379)	(305)	(74)
(14)	General taxes	187	188	(1)	553	541	12
(15)	Total Expenses	2,541	2,861	(320)	7,036	7,528	(492)

(16)	Operating Income	860	643	217	1,995	1,569	426

	Other Income (Expense)
(17)	Investment income	46	83	(37)	120	171	(51)
(18)	Interest expense	(185)	(161)	(24)	(528)	(488)	(40)
(19)	Capitalized interest	7	7	-	21	12	9
(20)	Subsidiaries' preferred stock dividends	(2)	(3)	1	(6)	(13)	7
(21)	Total Other Income (Expense)	(134)	(74)	(60)	(393)	(318)	(75)

(22)	Income Before Income Taxes and
	Discontinued Operations	726	569	157	1,602	1,251	351
(23)	Income taxes	272	237	35	623	599	24
(24)	Income Before Discontinued Operations	454	332	122	979	652	327
(25)	Discontinued operations	-	-	-	-	18	(18)
(26)	Net Income	$454	$332	$122	$979	$670	$309

	Basic Earnings Per Common Share:
(27)	Before discontinued operations	$1.41	$1.01	$0.40	$2.99	$1.99	$1.00
(28)	Discontinued operations	-	-	-	-	0.05	(0.05)
(29)	Basic Earnings Per Common Share	$1.41	$1.01	$0.40	$2.99	$2.04	$0.95
(30)	Weighted Average Number of
	Basic Shares Outstanding	322	328	(6)	326	328	(2)

	Diluted Earnings Per Common Share:
(31)	Before discontinued operations	$1.40	$1.01	$0.39	$2.97	$1.98	$0.99
(32)	Discontinued operations	-	-	-	-	0.05	(0.05)
(33)	Diluted Earnings Per Common Share	$1.40	$1.01	$0.39	$2.97	$2.03	$0.94
	Weighted Average Number of
(34)	Diluted Shares Outstanding	325	330	(5)	329	330	(1)

Consolidated Report to the Financial Community - 3rd Quarter 2006

3

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended September 30, 2006
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$1,124	$1,991	$-	$-	$-	$3,115
(2)	FE Facilities	-	-	47	-	-	47
(3)	MYR	-	-	-	-	-	-
(4)	Other	166	75	-	14	(16)	239
(5)	Internal revenues	-	-	-	-	-	-
(6)	Total Revenues	1,290	2,066	47	14	(16)	3,401

	Expenses
(7)	Fuel	-	344	-	-	-	344
(8)	Purchased power	-	973	-	-	-	973
(9)	Other operating expenses	338	414	-	-	(4)	748
(10)	FE Facilities	-	-	46	-	-	46
(11)	MYR	-	-	-	-	-	-
(12)	Provision for depreciation	96	50	-	1	6	153
(13)	Amortization of regulatory assets	238	5	-	-	-	243
(14)	Deferral of new regulatory assets	(54)	(99)	-	-	-	(153)
(15)	General taxes	140	43	-	-	4	187
(16)	Total Expenses	758	1,730	46	1	6	2,541

(17)	Operating Income	532	336	1	13	(22)	860

	Other Income (Expense)
(18)	Investment income	67	19	-	-	(40)	46
(19)	Interest expense	(104)	(58)	-	(2)	(21)	(185)
(20)	Capitalized interest	4	2	-	1	-	7
(21)	Subsidiaries' preferred stock dividends	(2)	-	-	-	-	(2)
(22)	Total Other Income (Expense)	(35)	(37)	-	(1)	(61)	(134)

(23)	Income Before Income Taxes and
	Discontinued Operations	497	299	1	12	(83)	726

(24)	Income taxes	200	119	-	(15)	(32)	272
(25)	Income Before Discontinued Operations	297	180	1	27	(51)	454
(26)	Discontinued Operations	-	-	-	-	-	-
(27)	Net Income	$297	$180	$1	$27	$(51)	$454

(a) Primarily consists of telecommunications services.

(b)  Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2006                                                                                                                  4

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended September 30, 2005
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$1,340	$1,777	$-	$-	$-	$3,117
(2)	FE Facilities	-	-	59	-	-	59
(3)	MYR	-	-	-	132	-	132
(4)	Other	141	47	-	6	2	196
(5)	Internal revenues	79	-	-	-	(79)	-
(6)	Total Revenues	1,560	1,824	59	138	(77)	3,504

Expenses
(7)	Fuel	-	336	-	-	-	336
(8)	Purchased power	-	951	-	-	-	951
(9)	Other operating expenses	337	537	-	(2)	(66)	806
(10)	FE Facilities	-	-	59	-	-	59
(11)	MYR	-	-	-	128	-	128
(12)	Provision for depreciation	137	9	-	1	5	152
(13)	Amortization of regulatory assets	366	-	-	-	-	366
(14)	Deferral of new regulatory assets	(94)	(31)	-	-	-	(125)
(15)	General taxes	150	33	-	1	4	188
(16)	Total Expenses	896	1,835	59	128	(57)	2,861

(17)	Operating Income	664	(11)	-	10	(20)	643

	Other Income (Expense)
(18)	Investment income	83	-	-	-	-	83
(19)	Interest expense	(91)	(12)	-	(1)	(57)	(161)
(20)	Capitalized interest	6	1	-	-	-	7
(21)	Subsidiaries' preferred stock dividends	(3)	-	-	-	-	(3)
(22)	Total Other Income (Expense)	(5)	(11)	-	(1)	(57)	(74)

(23)	Income Before Income Taxes andDiscontinued Operations	659	(22)	-	9	(77)	569
(24)	Income taxes	264	(9)	-	3	(21)	237

(25)	Income before discontinued operations	395	(13)	-	6	(56)	332
(26)	Discontinued operations	-	-	-	-	-	-
(27	) Net Income	$395	$(13)	$-	$6	$(56)	$332

(a)		Other consists of MYR (a construction service company) and telecommunications services.
(b)
      Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing  revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2006
                                                                                              5

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended Sept. 30, 2006 vs. Three Months Ended Sept. 30, 2005
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$(216)	$214	$-	$-	$-	$(2)
(2)	FE Facilities	-	-	(12)	-	-	(12)
(3)	MYR	-	-	-	(132)	-	(132)
(4)	Other	25	28	-	8	(18)	43
(5)	Internal revenues	(79)	-	-	-	79	-
(6)	Total Revenues	(270)	242	(12)	(124)	61	(103)

	Expenses
(7)	Fuel	-	8	-	-	-	8
(8)	Purchased power	-	22	-	-	-	22
(9)	Other operating expenses	1	(123)	-	2	62	(58)
(10)	FE Facilities	-	-	(13)	-	-	(13)
(11)	MYR	-	-	-	(128)	-	(128)
(12)	Provision for depreciation	(41)	41	-	-	1	1
(13)	Amortization of regulatory assets	(128)	5	-	-	-	(123)
(14)	Deferral of new regulatory assets	40	(68)	-	-	-	(28)
(15)	General taxes	(10)	10	-	(1)	-	(1)
(16)	Total Expenses	(138)	(105)	(13)	(127)	63	(320)

(17)	Operating Income	(132)	347	1	3	(2)	217

	Other Income (Expense)
(18)	Investment income	(16)	19	-	-	(40)	(37)
(19)	Interest expense	(13)	(46)	-	(1)	36	(24)
(20)	Capitalized interest	(2)	1	-	1	-	-
(21)	Subsidiaries' preferred stock dividends	1	-	-	-	-	1
(22)	Total Other Income (Expense)	(30)	(26)	-	-	(4)	(60)

(23)	Income Before Income Taxes and Discontinued Operations	(162)	321	1	3	(6)	157
(24)	Income taxes	(64)	128	-	(18)	(11)	35

(25)	Income before discontinued operations	(98)	193	1	21	5	122
(26)	Discontinued operations	-	-	-	-	-	-
(27)	Net Income	$(98)	$193	$1	$21	$5	$122

(a )	Other consists of MYR (a construction service company) and telecommunications services.
(b )
Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2006                                                                                    6

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Balance Sheet

	As of Sept.30, 2006	As of Dec. 31, 2005
Assets
Current Assets:
Cash and cash equivalents	$41	$64
Receivables	1,420	1,498
Other	753	755
Total Current Assets	2,214	2,317

Property, Plant, and Equipment	14,510	13,998
Investments	3,474	3,351
Deferred Charges and Other Assets	11,964	12,175
Total Assets	$32,162	$31,841

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,668	$2,043
Short-term borrowings	1,213	731
Accounts payable	611	727
Other	1,773	1,952
Total Current Liabilities	5,265	5,453

Capitalization:
Common stockholders' equity	9,208	9,188
Preferred stock	80	184
Long-term debt and other long-term obligations	8,760	8,155
Total Capitalization	18,048	17,527
Noncurrent Liabilities	8,849	8,861
Total Liabilities and Capitalization	$32,162	$31,841

Adjusted Capitalization (Including Off-Balance Sheet Items) - Rating Agency View
	As of September 30,
	2006	% Total	2005	% Total
Total common equity	$9,208	42%	$8,828	43%
Preferred stock	80	0%	184	1%
Long-term debt*	9,994	46%	10,133	49%
Short-term debt	1,213	6%	247	1%
Off-balance sheet debt equivalents:
Sale-leaseback net debt equivalents	1,255	6%	1,321	6%
Total	$21,750	100%	$20,713	100%

GENERAL INFORMATION	Three Months Ended Sept. 30,		Nine Months Ended Sept.30,
	2006	2005	2006	2005
Long-term debt; and common and
preferred stock redemptions	$(1,185)	$(193)	$(1,700)	$(1,022)
New long-term debt issues	$182	$89	$1,235	$334
Short-term debt increase (decrease)	$111	$(309)	$482	$77
Capital expenditures	$251	$294	$990	$756

             * Includes amounts due to be paid within one year and excludes JCP&L securitization debt of $434 million and $269 million in 2006 and 2005 respectively.

Consolidated Report to the Financial Community - 3rd Quarter 2006                                                                                                                                                    7

FirstEnergy Corp.
Financial Statements
(Unaudited)
(In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Sept. 30,		Nine Months Ended Sept.30,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$454	$332	$979	$670
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	244	393	731	1,122
Deferred purchased power and other costs	(84)	(48)	(323)	(258)
Deferred income taxes and investment tax credits	21	(38)	53	24
Deferred rents and lease market valuation liability	51	30	(54)	(71)
Prepayment for electric service-education programs	-	-	-	242
Cash collateral	(43)	27	(98)	49
Change in working capital and other	106	299	(45)	138
Cash flows provided from operating activities	749	995	1,243	1,916

Cash flows used for financing activities	(1,062)	(581)	(444)	(1,049)

Cash flows used for investing activities	(229)	(324)	(822)	(780)
Net increase (decrease) in cash and cash equivalents	$(542)	$90	$(23)	$87

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	Change	2006	2005	Change
Ohio Regulatory Assets

Beginning balance	$1,882	$2,167		$1,924	$2,450

Deferral of shopping incentives	-	77	$(77)	3	180	$(177)
Interest on shopping incentives	11	12	(1)	32	34	(2)
Deferral of MISO costs and interest	4	31	(27)	11	52	(41)
Deferral of RCP distribution reliability costs	40	-	40	121	-	121
Deferral of RCP fuel costs	43	-	43	94	-	94
Deferral of other regulatory assets	1	4	(3)	7	10	(3)
Current period deferrals	$99	$124	$(25)	$268	$276	$(8)

Ohio transition costs amortization	$(77)	$(239)	$162	$(211)	$(641)	$430
Shopping incentives amortization	(34)	-	(34)	(93)	-	(93)
MISO costs amortization	(5)	-	(5)	(15)	-	(15)
Other	(8)	(8)	-	(16)	(41)	25
Current period amortization	$(124)	$(247)	$123	$(335)	$(682)	$347

Ending Balance	$1,857	$2,044		$1,857	$2,044

Deferred PJM Costs - Pennsylvania
Beginning balance	$57	$-		$-	$-
Deferral of PJM transmission costs	54	-	$54	111	-	$111
Ending Balance	$111	$-		$111	$-

Deferred Energy Costs - New Jersey
Beginning balance	$638	$518		$541	$446
Deferral (recovery) of energy costs	(298)	(10)	$(288)	(201)	62	$(263)
Ending Balance	$340	$508		$340	$508

Consolidated Report to the Financial Community - 3rd Quarter 2006                                                                                                                                                     8

UNUSUAL ITEMS	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	Change	2006	2005	Change

Gain (Loss) on Non-Core Asset Sales of:
Amounts included in discontinued operations (a)(b)	$-	$-	$-	$-	$8	$(8)
All Other, net (c)(d)	-	-	-	1	9	(8)
Total Gain (Loss) on Non-Core Asset Sales	-	-	-	1	17	(16)
PPUC NUG cost reserve for prior year (e)	(10)	-	(10)	(10)	-	(10)
FE Facilities sales/impairment (c)(f)	(1)	-	(1)	(13)	-	(13)
EPA settlement (c)	-	-	-	-	(19)	19
NRC fine (c) (g)	-	-	-	-	(3)	3
JCP&L Rate Settlement (h)	-	-	-	-	28	(28)
JCP&L Arbitration Decision (c)	-	(16)	16	-	(16)	16
Total-Pretax Items	(11)	(16)	5	(22)	7	(29)

Ohio Tax Write-off (i)	-	-	-	-	(71)	71

EPS Effect	$(0.01)	$(0.03)	$0.02	$(0.05)	$(0.18)	$0.13

(a) Primarily FE Facilities subs and retail gas operations	(d) Before 1st qtr 2006 tax benefit of $2.5 million			(g) Non-tax deductible
(b) Before income tax benefit of $12.2 million	(e) Included in "Purchased power expenses"			(h) Included in "Deferral of New Regulatory Assets"
(c) Included in "Other operating expenses"	(f) Before 3rd qtr 2006 tax benefit of $1.6 million			(i) Included in "Income taxes"

FirstEnergy Corp.
Statistical Summary
(Unaudited)

ELECTRIC SALES STATISTICS	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions of kWhs)	2006	2005	Change	2006	2005	Change

Electric Generation Sales
Retail - Regulated	26,281	23,459	12.0%	72,878	65,178	11.8%
Retail - Competitive	3,442	4,130	-16.7%	8,901	10,988	-19.0%
Total Retail	29,723	27,589	7.7%	81,779	76,166	7.4%
Wholesale	5,296	7,889	-32.9%	17,279	21,484	-19.6%
Total Electric Generation Sales	35,019	35,478	-1.3%	99,058	97,650	1.4%

Electric Distribution Deliveries
Ohio - Residential	4,642	4,909	-5.4%	12,666	13,241	-4.3%
- Commercial	3,985	4,099	-2.8%	11,145	11,476	-2.9%
- Industrial	6,111	6,094	0.3%	17,673	17,750	-0.4%
- Other	95	97	-2.1%	280	290	-3.4%
Total Ohio	14,833	15,199	-2.4%	41,764	42,757	-2.3%

Pennsylvania - Residential	2,987	3,055	-2.2%	8,444	8,656	-2.4%
- Commercial	2,930	2,949	-0.6%	8,182	8,236	-0.7%
- Industrial	2,671	2,677	-0.2%	7,845	7,882	-0.5%
- Other	20	20	0.0%	62	62	0.0%
Total Pennsylvania	8,608	8,701	-1.1%	24,533	24,836	-1.2%

New Jersey - Residential	3,092	3,312	-6.6%	7,447	7,883	-5.5%
- Commercial	2,708	2,670	1.4%	7,204	7,196	0.1%
- Industrial	749	821	-8.8%	2,142	2,316	-7.5%
- Other	22	22	0.0%	65	65	0.0%
Total New Jersey	6,571	6,825	-3.7%	16,858	17,460	-3.4%

Total Residential	10,721	11,276	-4.9%	28,557	29,780	-4.1%
Total Commercial	9,623	9,718	-1.0%	26,531	26,908	-1.4%
Total Industrial	9,531	9,592	-0.6%	27,660	27,948	-1.0%
Total Other	137	139	-1.4%	407	417	-2.4%
Total Distribution Deliveries	30,012	30,725	-2.3%	83,155	85,053	-2.2%

Electric Sales Shopped
Ohio - Residential	672	2,363	-71.6%	1,766	5,971	-70.4%
- Commercial	1,045	2,068	-49.5%	2,910	5,634	-48.3%
- Industrial	761	1,318	-42.3%	2,204	3,718	-40.7%
Total Ohio	2,478	5,749	-56.9%	6,880	15,323	-55.1%

Pennsylvania - Residential	-	6	-100.0%	1	16	-93.8%
- Commercial	143	18	694.4%	1	64	-98.4%
- Industrial	-	333	-100.0%	368	1,164	-68.4%
Total Pennsylvania	143	357	-59.9%	370	1,244	-70.3%

New Jersey - Residential	-	1	-100.0%	-	3	-100.0%
- Commercial	555	526	5.5%	1,449	1,558	-7.0%
- Industrial	555	633	-12.3%	1,578	1,747	-9.7%
Total New Jersey	1,110	1,160	-4.3%	3,027	3,308	-8.5%

Total Electric Sales Shopped	3,731	7,266	-48.7%	10,277	19,875	-48.3%

Consolidated Report to the Financial Community - 3rd Quarter 2006                                                                                                                                                  9

Operating Statistics	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005		2006	2005
Capacity Factors:
Fossil - Baseload	86%	90%		90%	89%
Fossil - Load Following	72%	65%		69%	66%
Peaking	4%	4%		1%	3%
Nuclear	97%	99%		88%	82%
Generation Output:
Fossil - Baseload	39%	40%		42%	43%
Fossil - Load Following	22%	20%		22%	21%
Peaking	1%	1%		0%	1%
Nuclear	38%	39%		36%	35%

	Three Months Ended September 30,			Nine Months Ended September 30,
WEATHER	2006	2005	Normal	2006	2005	Normal
Composite Heating-Degree-Days	92	23	89	3,185	3,686	3,571
Composite Cooling-Degree-Days	679	843	656	887	1,118	908

FirstEnergy Corp.
2006 EPS and Cash Flow
(Unaudited)

2006 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months	Nine Months	Revised
	Ended Sept. 30	Ended Sept. 30	Guidance

Basic EPS (GAAP basis)	$1.41	$2.99	$3.70 - $3.80
Excluding Unusual Items:
Non-Core Asset Sales/Impairments	(0.01)	0.03	0.03
PPUC NUG cost reserve for prior year	0.02	0.02	0.02
Basic EPS (Non-GAAP basis)	$1.42	$3.04	$3.75 - $3.85

Consolidated Report to the Financial Community - 3rd Quarter 2006                                                                                                                                                  10

Reconciliation of September 2006 Year-to-Date Cash From Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP) and Cash Generation (Non-GAAP)
(In millions)

Net Cash from Operating Activities:

Net Income	$979
Adjustments:
Depreciation	445
Amortization of regulatory assets	665
Deferral of new regulatory assets	(268)
Deferral of PJM transmission costs	(111)
Deferred purchased power and other costs	(323)
Deferred income taxes and ITC, net	53
Deferred rents and lease market valuation liability	(54)
Cash collateral	(98)
Other, including changes in working capital	(45)
Net Cash from Operating Activities (GAAP)	$1,243

Other Items:
Capital expenditures	(870)
Nuclear fuel fabrication	(120)
Contributions to nuclear decommissioning trusts	(11)
Common stock dividends	(439)
Other, net	(4)
Free Cash Flow (Non-GAAP)	$(201)

Non-core asset sales and other	76
JCP&L securitization	180
Cash Generation (Non-GAAP)	$55

The GAAP to Non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

Consolidated Report to the Financial Community - 3rd Quarter 2006                                                                                                                                                  11

FirstEnergy Corp.
2006 Cash Generation Guidance
(Unaudited)

Reconciliation of 2006 Estimated Cash from Operating Activities (GAAP) to
Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
(In millions)

Net Cash from Operating Activities:

GAAP Earnings Guidance	$1,200 - $1,240
Adjustments:
Depreciation	605
Amortization of regulatory assets	910
Deferral of new regulatory assets	(105)
RCP reliability deferrals	(150)
Deferral of PJM transmission costs	(168)
Deferred purchased power costs	(360)
Deferred income taxes and ITC, net	75
Deferred rents and lease market valuation liability	(103)
Cash collateral	60
Other, including changes in working capital	96
Net Cash from Operating Activities (GAAP)	$2,080

Other Items:

Capital expenditures	(1,156)
Nuclear fuel fabrication	(165)
Common stock dividends	(587)
Other, net	26
Free Cash Flow (Non-GAAP)	$198

Non-core asset sales	82
JCP&L securitization	180
Cash Generation (Non-GAAP)	$460

The GAAP to Non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

Consolidated Report to the Financial Community - 3rd Quarter 2006                                                                                                                                                12

RECENT DEVELOPMENTS

Record Generation Output
FirstEnergy set a new year-to-date generation output record of 61.9 million megawatt-hours. The year-to-date output represented a 4.0% increase over the record established in the same period last year.

Beaver Valley Power Station Uprates
In August, Beaver Valley Unit 1 increased its net output capability from 821 megawatts to 846 megawatts. This three percent increase in output is the first phase of its overall eight percent power uprate recently approved by the NRC. The uprate was made possible by improvements to plant equipment and systems completed during its spring refueling outage. The remainder of the eight-percent power uprate is expected to be implemented by early 2007. Similar work is planned for Beaver Valley Unit 2. During its current refueling outage, which began October 2, several modifications will be completed to prepare Beaver Valley Unit 2 for its eight percent increase in generating capacity. After Beaver Valley Unit 2 returns to service, three percent of its uprate is expected to take effect. The balance of the eight percent power output increase is anticipated to be implemented during the next refueling in 2008. Beaver Valley Unit 2 is expected to return to service from its current refueling outage in early to mid-November, 2006.

Met-Ed and Penelec Rate Transition Plan Update
Evidentiary hearings in the Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) Rate Transition Plan cases were held from August 24 through August 30. Parties to the proceedings filed their Main Briefs on September 22 and Reply Briefs on October 6. Met-Ed and Penelec anticipate an Administrative Law Judge Recommended Decision in these proceedings by November 8 and an Order from the Pennsylvania Public Utility Commission (PPUC) by January 12, 2007. As part of the transition of customers’ generation service toward market-based supply, Met-Ed and Penelec secured approximately 950 MW of Provider of Last Resort (POLR) supply under a competitive request for proposal (RFP) for the period December 1, 2006 through December 31, 2008. Recovery of the incremental costs of this supply is one of the components of the transition plan cases.

Competitive Electricity Supply for Penn Power
On October 19, the PPUC certified the RFP results for all customer classes reflecting the successful completion of the competitive RFP bidding process. The RFP was conducted to secure the POLR supply for the period January 1, 2007 through May 31, 2008 for those customers that do not choose alternative suppliers.

Ohio Competitive Bid Process Proposal
On September 29, FirstEnergy’s Ohio electric utility companies filed their proposal to establish a competitive bid process for market-based generation supply under which suppliers could submit prices to serve a portion of each Ohio Company’s customer load. This proposal was in response to a July 26 Public Utilities Commission of Ohio (PUCO) directive to file plans for a competitive retail electric service option. The PUCO directive resulted from a May 3 Ohio Supreme Court remand finding that Ohio restructuring law requires FirstEnergy to provide an alternative market-based offering to customers, even if the alternative is at a higher price than that offered through FirstEnergy’s Rate Stabilization Plan. If adopted, customers would have the opportunity to switch to alternative generation suppliers at prices established through the RFP program during 2007 and 2008.

JCP&L Non-Utility Generation Cost Request Case
An evidentiary hearing was held on September 20, and settlement conferences were held in October in the proceeding involving JCP&L’s request to recover $165 million of actual above-market NUG costs incurred from August 1, 2003 through December 31, 2005. If approved, this request would increase cash flow, but would be earnings neutral. Main briefs are scheduled to be filed on October 30, with reply briefs due on November 20. An order by the New Jersey Board of Public Utilities is expected in 2007.

Consolidated Report to the Financial Community - 3rd Quarter 2006                                                              13

Share Repurchase Program
On August 10, FirstEnergy repurchased 10.6 million shares, or approximately 3.2%, of its outstanding common stock through an accelerated repurchase program with an affiliate of J.P. Morgan Securities. The initial purchase price was $56.44 per share, or a total initial purchase price of $600 million. The final purchase price will be adjusted to reflect J.P. Morgan's ultimate cost to acquire the shares over a period of up to seven months. The share repurchase was funded with short-term debt. The share repurchase was completed under a June 20 Board of Directors’ authorization to repurchase up to 12 million shares of common stock.

Renewed and Upsized Credit Facility
On August 24, FirstEnergy and certain of its subsidiaries, including all of its operating utility subsidiaries, entered into a new five-year syndicated credit facility totaling $2.75 billion. The new facility replaces FirstEnergy’s prior $2 billion credit facility and provides a 10 basis point annual savings on facility related borrowing costs. Borrowings from the new facility were used to pay off the outstanding borrowings under the old facility. FirstEnergy may request an increase in the total commitments available under the new facility to a maximum of $3.25 billion. Commitments under the new facility will be available until August 24, 2011, unless the lenders agree, at the request of the Borrowers, to two additional one-year extensions. Generally, borrowings under the facility must be repaid within 364 days. Available amounts for each borrower are subject to a specified sublimit as well as applicable regulatory and other limitations.

Forward-looking Statements. This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005 (including, but not limited to, the repeal of the Public Utility Holding Company Act of 1935), the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office, the Nuclear Regulatory Commission and the various state public utility commissions as disclosed in our Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the timing and outcome of various proceedings before the Public Utilities Commission of Ohio (including, but not limited to, the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the RSP) and the Pennsylvania Public Utility Commission, including the transition rate plan filings for Met-Ed and Penelec, the continuing availability and operation of generating units, the ability of generating units to continue to operate at, or near full capacity, the inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the anticipated benefits from voluntary pension plan contributions, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the successful completion of the share repurchase program announced August 10, 2006, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, including our annual report on Form 10-K for the year ended December 31, 2005, and other similar factors. We expressly disclaim any current intention to update any forward- looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 3rd Quarter 2006                                                              14